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                                                                     EXHIBIT 5.1


                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

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
E. RICHARD ALHADEFF           ALICE R. HUNEYCUTT              ANDREW L. RODMAN                             OWEN S. FREED
LOUISE JACOWITZ ALLEN         RICHARD B. JACKSON              MIMI L. SALL                                 SENIOR COUNSEL
STUART D. AMES                SHARON LEE JOHNSON              NICOLE S. SAYFIE
ALEXANDER ANGUEIRA            MICHAEL I. KEYES                RICHARD E. SCHATZ                            KAREN J, ORLIN
LAWRENCE J. BAILIN            ROBERT T. KOFMAN                DAVID M. SEIFER                            THOMAS J. QUARLES
ANA T. BARNETT                ANASTASIA i. KOKOTIS            JOSE G. SEPULVEDA                              OF COUNSEL
CHRISTOPHER L. BARNETT        DAVID P. LHOTA                  JAY B. SHAPIRO
PATRICK A. BARRY              TERRY M. LOVELL                 MARTIN S. SIMKOVIC                           DAVID M. SMITH
JEFFREY S. BARTEL             JOY SPILLIS LUNDEEN             CECILIA DURAN SIMMONS                     LAND USE CONSULTANT
SUSAN FLEMING BENNETT         GEOFFREY MacDONALD              CURTIS H. SITTERSON
LISA K. BERG                  MONA E. MARKUS                  MARK D. SOLOV                                 TAMPA OFFICE
MARK J. BERNET                BRIAN J. McDONOUGH              EUGENE E. STEARNS                              SUITE 2200
RICHARD I. BLINDERMAN         ANDREW D. McNAMEE               BRADFORD SWING                         SUNTRUST FINANCIAL CENTRE
MARK D. BOWEN                 ANTONIO R. MENENDEZ             SUSAN J. TOEPFER                        401 EAST JACKSON STREET
MATTHEW W. BUTTRICK           FRANCISCO J. MENENDEZ           ANNETTE TORRES                            TAMPA, FLORIDA 33602
JENNIFER  STEARNS BUTTRICK    ALISON W. MILLER                DENNIS R. TURNER                                  -----
CARLOS J. CANINO              HAROLD D. MOOREFIELD, JR.       JONATHAN C. VAIR                            (813) 223-4800
JOAN M. CANNY                 JIMMY L. MORALES                RONALD L. WEAVER
PETER L. DESIDERIO            JOHN N. MURATIDES               RORY B. WEINER                           FORT LAUDERDALE OFFICE
MARK P. DIKEMAN               JEFFREY A. NORMAN               ROBERT I. WEISSLER                             SUITE 1900
DREW M. DILLWORTH             JOHN K. OLSON                   PATRICIA G. WELLES                     200 EAST BROWARD BOULEVARD
SHARON QUINN DIXON            JENNIFER I. PERTNOY             K. TAYLOR WHITE                      FORT LAUDERDALE, FLORIDA 33301
ALAN H. FEIN                  DAVID C. POLLACK                MARTIN B. WOODS                                   -----
ANGELO M. FILIPPI             DARRIN J. QUAM                  ELIZABETH YNIGO                             (954) 462-9500
ROBERT E. GALLAGHER, JR.      JOHN M. RAWICZ
CHAVA E. GENET                PATRICIA A. REDMOND
ERIN S. GOLDSTEIN             ELIZABETH G. RICE
PATRICIA K. GREEN             GLENN M. RISSMAN

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                                                                   June 10, 2002

Alan B. Levan
Chairman of the Board, Chief Executive Officer
  and President
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

          Re: BankAtlantic Bancorp, Inc. -
              REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Levan:

         As counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,500,000 shares (the "Shares") of the Corporation's Class A Common Stock, $0.01 per share par value, issuable by the Corporation pursuant to the BankAtlantic Bancorp, Inc. Amended and Restated 2001 Stock Option Plan (the "Plan").

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Shares by the Corporation under the Plan, against payment of

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adequate consideration therefor to the Corporation in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the Registration Statement and may not be relied upon for any other purpose or by any other person. We do not express any opinion concerning any law other than the law of the State of Florida or the federal law of the United States. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

         We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                               Very truly yours,



                                          STEARNS WEAVER MILLER WEISSLER
                                               ALHADEFF & SITTERSON, P.A.



            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.